UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016 (May 24, 2016)

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

905 W. Riverside Avenue, Suite 311 Spokane, Washington	99201
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.                                        Other Events.

On May 24, 2016, Mines Management, Inc. (the “Company”) issued a press release announcing that it intends to merge (the “Merger”) with HL Idaho Corp. (“HL Idaho”), a wholly owned subsidiary of Hecla Mining Company (“Hecla”) pursuant to a Merger Agreement (the “Agreement”) between the Company, HL Idaho and Hecla. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The Company plans to file a subsequent Current Report on Form 8-K within four business days of May 23, 2016 more fully describing the terms of the Agreement.

Additional Information

The Company and Hecla intend to prepare and file with the Securities and Exchange Commission (“SEC”) a proxy statement/prospectus and a form of proxy relating to the Company’s meeting of stockholders to be held to approve the Merger.  Hecla intends to prepare and file with the SEC a registration statement on Form S-4, which will include the Company’s proxy statement and also constitute Hecla’s prospectus in connection with the proposed Merger.  The Company will mail a definitive proxy statement/information statement and related materials to its stockholders.  The Company’s stockholders and other interested persons are advised to read, when available, the proxy statement/information statement in connection with the Company’s solicitation of proxies for its special meeting of stockholders to be held to approve the Merger because the proxy statement/information statement will contain important information about the Company and the proposed Merger.  The proxy statement/information statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Merger.  Stockholders of Hecla will also be able to obtain copies of the proxy statement/information statement, without charge, once available, at the SEC’s Internet site at www.sec.gov or by directing a request to Hecla’s Investor Relations Department at Hecla Mining Company, Investor Relations, 1-800-HECLA91 (1-800-432-5291), hmc-info@hecla-mining.com.

Participants in the Solicitation

The Company, Hecla, and their respective directors and officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger described in the proxy statement/prospectus.  A list of the names of Hecla’s directors and officers and a description of their interests in Hecla is contained in Hecla’s annual report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC, and will also be contained in the registration statement on Form S-4 (and the proxy statement/prospectus for the proposed Merger) for the special meetings when available.  A list of the names of the directors and officers of the Company and a description of their interests in the Company will be contained in the registration statement on Form S-4 (and will be included in the proxy statement for the proposed Merger) and the other relevant documents filed with the SEC.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Mines Management, Inc. and Hecla Mining Company, dated May 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2016

Mines Management, Inc.

By:	/s/ Glenn M. Dobbs
Glenn M. Dobbs
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Mines Management, Inc. and Hecla Mining Company, dated May 24, 2016.